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                                  EXHIBIT 23.4

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                                   CONSENT OF
                            MCDONALD INVESTMENTS INC.


We hereby consent to the inclusion of our opinion dated [at the mailing of the proxy statement] and reference to our opinion dated August 25, 2004 with respect to the merger between First Federal Banc of the Southwest, Inc. and GFSB Bancorp, Inc. in the Proxy Statement and to the inclusion of such opinion as an appendix to the Proxy Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        /s/ MCDONALD INVESTMENTS INC.

                                            MCDONALD INVESTMENTS INC.



DENVER, CO
November 23, 2004



                  1401 17TH STREET, SUITE 750 DENVER, CO 80202
                       PHONE 303-293-2800 FAX 303-293-3914